SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of the 24th day of December, 2009, by and among Emerald Dairy Inc., a Nevada  corporation, with an address at 11990 Market Street, Suite 205, Reston, VA 20190 (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).

Recitals:

A.           The Company and the Investors are executing and delivering this Agreement in connection with an offering of securities of the Company (the “Offering”), in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), or Regulation D promulgated thereunder (“Regulation D”); and

B.           The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement:

(i)           Promissory notes in an aggregate principal amount of $1,750,000, with an interest rate of ten (10%) percent per annum (the “Notes”), in substantially the form attached hereto as Exhibit A; and

(ii)          Warrants to purchase that number of shares of the Company’s Common Stock equal to fifty (50%) percent of the principal dollar amount of the Notes purchased, divided by $1.63, at an exercise price of $1.63 per share (the “Warrants”), in substantially the form attached hereto as Exhibit B; and

 C.           The Notes will be secured by a pledge of 5,883,329 shares (the “Pledged Shares”) of the Common Stock of the Company beneficially owned by Yang Yong Shan (the “Pledgor”), its Chief Executive Officer, pursuant to the Pledge Agreement (the “Pledge Agreement”), in substantially the form attached hereto as Exhibit C; and

D.           As further inducement to the Investors to purchase the Notes and Warrants from the Company:

(i)           the Company has agreed to deliver to the Investors an Irrevocable Payment Instruction instructing the underwriters in any public offering the Company consummates to pay all amounts due under the Notes from the proceeds of such public offering directly to the Investors (the “Irrevocable Payment Instruction”), in substantially the form attached hereto as Exhibit D, and

(ii)          concurrently herewith, AFH Holding & Advisory, LLC (“AFH Advisory”) and the Investors are entering into a Put Agreement, pursuant to which the Investors shall have the right, but not the obligation, to require AFH Advisory to purchase the Notes and Warrants from the Investors under certain circumstances (the “Put Agreement”), in substantially the form attached hereto as Exhibit E.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Fee” means two (2%) percent of the Loan Amount.

“Common Stock” means the Company’s common stock, par value $0.001 per share, and any securities into which the common stock may be reclassified.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Interest” means interest at a rate of 10% per annum.

“Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

“Irrevocable Payment Instruction” has the meaning set forth in Recital D above.

“Loan Amount” means $1,750,000.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Notes” means the promissory notes purchased in connection with the Offering in the aggregate principal amount of the Loan Amount.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pledge Agent” means the Law Offices of Molino & Associates.

“Pledge Agreement” has the meaning set forth in the Recitals above.

“Pledged Shares” means the common shares of the Company to be pledged to the Investors by the Pledgor pursuant to the Pledge Agreement (including any additional shares pledged by the Pledgor pursuant to Section 4(e) of the Pledge Agreement).

“Pledgor” means Yang Yong Shan, the Company’s Chief Executive Officer.

“Put Agreement” has the meaning set forth in the Recitals above.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Notes, the Warrants and the Warrant Shares.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Pledge Agreement, the Irrevocable Payment Instruction, the Put Agreement and certain other papers, agreements, documents, instruments and certificates necessary to carry out the purposes thereof.

“Warrants” means the warrants to purchase an aggregate of 536,809 shares of Common Stock to be purchased in connection with the Offering, as further set forth in Recital B(ii) above.

“Warrant Shares” means the 536,809 shares of Common Stock issuable upon the exercise of the Warrants.

“1933 Act” has the meaning set forth in the Recitals above.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of Notes and Warrants.  Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 3 below), the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to such Investors, the Notes and Warrants in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for payment by each Investor of its pro rata share of the Loan Amount; provided, however, that not more than $1,750,000 of Notes, in the aggregate, shall be purchased in this Offering.

3.           Closing.  At the closing (the “Closing”), and provided each of the conditions set forth in Section 6 hereof have been satisfied or waived by the appropriate party or parties, (a) each Investor shall deliver, or cause to be delivered, their pro rata share of the Loan Amount to the Company, in immediately available funds, (b) the Company shall deliver the appropriate amount of Notes and number of Warrants to the applicable Investors (c) the Company shall pay the pro rata share of the Closing Fee to each of the Investors and (d) the Pledgor shall deliver the Pledged Shares into the custody of the Pledge Agent on behalf of the Investors.  For the purposes hereof, the date the Closing actually takes place shall be referred to as the “Closing Date.”  The Closing shall take place at the offices of Hicks | Park LLP, 824 Wilshire Boulevard, Los Angeles, California 90017, or at such other location and on such other date as the Company and the Investors shall mutually agree.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1           Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.  The Company’s Subsidiaries are listed on Schedule 4.1 hereto.

4.2           Authorization.  The Company has full power and authority and, except as described in Schedule 4.2, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, as applicable, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Company has issued the Pledged Shares, and the Pledged Shares are validly existing, fully paid and non-assessable.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3           Capitalization.  Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim.  Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.  Except as described on Schedule 4.3, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 4.3, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4           Valid Issuance.  The Notes have been duly and validly authorized and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Notes.  The Warrants have been duly and validly authorized and shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Warrants.  Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.  The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.5           Consents.  Except as described in Schedule 4.5, the execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Securities, require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws or any other notices required thereby, all of which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Notes and Warrants, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation, as amended, or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.

4.6           Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”).  Except as indicated in the SEC Filings, the SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period.  The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7          Use of Proceeds.  The net proceeds from this Offering will be used primarily for: (a) construction and equipping of a new milk powder production facility, (b) expenses related to the Offering, and (c) general working capital purposes.

4.8          No Material Adverse Change.  Since September 30, 2009, except as identified and described on Schedule 4.8, there has not been:

(a)          any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report of Form 10-Q for the fiscal quarter ended September 30, 2009, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b)          any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

(c)          any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

(d)          any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

(e)          any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f)           any change or amendment to the Company’s Articles of Incorporation, as amended, or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g)          any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

(h)          any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

(i)           the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

(j)           the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(k)          any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

4.9          SEC Filings.

(a)           At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)           To the Company’s Knowledge, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and/or 1934 Act, and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and/or 1934 Act, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.10        No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation, as amended, or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.11         Tax Matters.  The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole.  All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property.  Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

4.12        Title to Properties.  Except as disclosed in Schedule 4.12, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in Schedule 4.12, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.13        Certificates, Authorities and Permits.  The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.14        Labor Matters.

(a)           Except as set forth on Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b)           (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before any governmental agency or labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company, and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.

(c)           The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization.

(d)           Except as disclosed in the SEC Filings or as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 2806(b) of the Internal Revenue Code.

(e)           Except as specified in Schedule 4.14, to the Company’s Knowledge, none of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States.  To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.

4.15        Intellectual Property.  Except as specified in Schedule 4.15:

(a)           All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable.  No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.  No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

(b)           All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

(c)           The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses.  The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

(d)           To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party.  There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.

(e)           The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

(f)           The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property and Confidential Information.  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof, except where the failure to do so has not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

4.16        Environmental Matters.  Except as specified in Schedule 4.16, to the Company’s Knowledge, neither the Company nor any Subsidiary (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.

4.17           Litigation.  Except as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated.

4.18           Financial Statements.  The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.19           Insurance Coverage.  Except as set forth on Schedule 4.19, the Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

4.20           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.20.

4.21           No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.22           No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.23           Private Placement.  Assuming the accuracy of the representations of the Investors set forth in Sections 5.3 and 5.9 hereof, he offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.24           Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature; or (f) taken any actions that would violate the U.S. Foreign Corrupt Practices Act of 1977, as amended.

4.25           Transactions with Affiliates.  Except as disclosed in the SEC Filings or as disclosed on Schedule 4.25, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.26           Internal Controls.  Except as set forth in the SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

4.27         Disclosures.  Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The written materials delivered to the Investors in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

5.           Representations and Warranties of the Investors.  Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1           Organization and Existence.  Such Investor is an individual or a validly existing corporation, limited partnership, or limited liability company and has all requisite individual, corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2           Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3           Purchase Entirely for Own Account.  The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4          Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5          Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Such Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6          Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7          Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)           “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the 1933 Act, as amended, or (ii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the 1933 Act, as amended, or qualification under applicable state securities laws.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8          Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act for the reasons checked on Schedule 1 hereto.

5.9          No General Solicitation.  Such investor did not learn of the investment in the Securities as a result of any public advertising or solicitation.

5.10        Brokers and Finders.  Such Investor has not entered into an agreement with a broker or finder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor, other than as described on Schedule 5.10.

5.11           Prohibited Transactions.  During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to repayment of the Notes, such Investor shall not, and shall cause its Trading Affiliates to not, engage, directly or indirectly, in a Prohibited Transaction.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

5.12           Reliance on Exemptions.  Such Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

6.           Conditions to Closing.

6.1           Conditions to the Investors’ Obligations. The obligation of each Investor to purchase its pro rata share of the Notes and the Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor in its sole discretion (as to itself only):

(a)           The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct as of such date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such specific date.

(b)           The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.

(c)           The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Notes and the Warrants and the consummation of the other transactions contemplated by the Transaction Documents to be consummated on or prior to the Closing Date, all of which shall be in full force and effect.

(d)           The Company shall have executed and delivered the Warrants.

(e)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(f)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 6.1.

(g)           The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation, as amended, and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company and certifying that the Securities and the Pledged Shares have been duly and validly issued and are fully paid and non-assessable.

(h)          No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

(i)           The Company shall have issued not more than $1,750,000, in the aggregate principal amount of the Notes.

(j)           The Pledgor shall have delivered to the Pledge Agent a stock certificate representing the Pledged Shares, which shall be registered in the name of the Investors, for the purpose of perfecting Investors’ security interest in the Pledged Shares pursuant to the terms of the Pledge Agreement.

(k)           The Pledge Agent shall have taken delivery of the Pledged Shares and shall have executed and delivered to the Investor the Acknowledgement and Receipt contemplated by the Pledge Agreement.

(l)           The Company shall have paid the Closing Fee to the Investors (which shall be effected by a net payment by the Investors of the purchase price for the Notes).

(m)          The Transaction Documents, in form and substance satisfactory to the Investors, shall have been executed and delivered by the parties thereto.

(n)           Counsel to the Company shall have delivered to the Investors its legal opinion, in form and substance satisfactory to the Investors, as to the valid existence and good standing of the Company, the enforceability of the Transaction Documents against the Company and the Pledgor, the valid and proper issuance of the Pledged Shares, the Warrants and the Notes, and the grant of a perfected security interest to the Investors in the Pledged Shares.

6.2           Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Notes and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, and 5.8 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(c)           The Company shall have received not less than $1,540,000, as payment for the Notes, which represents the aggregate purchase price of $1,750,000 net of the Closing Fee and the prepayment of interest.

(d)           The Pledgor shall have delivered to the Pledge Agent a certificate representing the Pledged Shares.

(e)           The Transaction Documents, in form and substance satisfactory to the Investors, shall have been executed and delivered by the parties thereto.

6.3           Termination of Obligations to Effect Closing; Effects.

(a)           The outstanding obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i)           Upon the mutual written consent of the Company and the Investors;

(ii)          By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company; or

(iii)         By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)           In the event of termination by any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect such Closing upon written notice to the Company and the other Investors.  Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(c)           The indemnities set forth in Sections 7.7(c) and 8.2 of this Agreement shall survive the termination of this Agreement.

7.           Covenants and Agreements of the Company.

7.1           Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the Warrant Shares issuable from time to time.

7.2           Reports.  For such time as the Investors hold any of the Securities, the Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.3           No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.4           Insurance.  For such time as an Investor holds any of the Securities, the Company shall not materially reduce the insurance coverages described in Section 4.19.

7.5           Compliance with Laws.  For such time as an Investor holds any of the Securities, the Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6           Listing of Underlying Shares and Related Matters.  If the Company applies to have its Common Stock or other securities traded on any stock exchange or market, it shall include in such application the Warrant Shares and the Pledged Shares and will take such other action as is necessary to cause such Common Stock to be so listed.  Thereafter, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on such exchange or market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such exchange or market, as applicable.

7.7          Registration Rights.

(a)           Piggyback Registration Rights.

(i)           Each holder of Warrants or Warrant Shares is hereby granted the right to “piggyback” the Warrant Shares issuable and/or issued upon exercise of the Warrants (such shares being referred to herein as “Registrable Securities”) on each registration statement filed by the Company so long as the registration form to be used is suitable for the registration of the Registrable Securities (a “Piggyback Registration”) (it being understood that the Form S-8 and Form S-4, or any successor forms, may not be used for such purposes), all at the Company’s cost and expense (except commissions or discounts and fees of any of the holders’ own professionals, if any; it being understood that the Company shall be obligated to pay the reasonable fees and expenses of Investors’ counsel); provided, however, that this paragraph (i) shall not apply to any Registrable Securities if such Registrable Securities may then be sold within a six (6) month period under Rule 144 (assuming the holder’s compliance with the provisions of the Rule) with the result that the sold securities are freely tradable without restriction and the Company delivers an opinion to that effect to the transfer agent; and provided, further, that if the offering with respect to which a registration statement is filed is an underwritten primary or secondary offering of the Company’s securities and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting such underwriter’s ability to effect an orderly distribution of such securities or otherwise adversely effecting such offering (including, without limitation, causing a diminution in the offering price of the Company’s securities) the Company will include in such registration statement: (A) first, the securities being sold for the account of the Company; (B) second, the number of securities with respect to which the Company has granted rights to participate in such registration (including the Registrable Securities) that, in the opinion of such underwriter, can be sold pro rata among the respective holders of such securities on the basis of the amount of such securities then owned by each such holder.  The Company shall give each holder of Registrable Securities at least fifteen (15) days written notice of the intended filing date of any registration statement, other than a registration statement filed on Form S-4 or Form S-8, or any successor forms, and each holder of Registrable Securities shall have seven (7) days after receipt of such notice to notify the Company of its intent to include the Registrable Securities in the registration statement.

           (ii)           If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to all holders of the Registrable Securities and (A) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration and (B) in the case of a determination to delay such registration of its securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other Company securities.

(b)           Expenses.  The Company shall bear all fees and expenses attendant to registering the Registrable Securities (except any underwriters’ discounts and commissions and fees of any of the holders’ own professionals, if any; it being understood that the Company shall be obligated to pay the reasonable fees and expenses of Investors’ counsel). The Company agrees to use its best efforts to cause the filing required herein to become effective promptly and to qualify to register the Registrable Securities in such States as are reasonably requested by the holder(s); provided, however, that in no event shall the Company be required to register the Registrable Securities in a State in which such registration would cause (i) the Company to be obligated to register or license to do business in such State, (ii) subject the Company to any material tax where it is not then so subject, (iii) require the Company to file a general consent to service of process in such jurisdiction, or (iv) the principal stockholders of the Company to be obligated to escrow any of their shares of capital stock of the Company.

(c)           Indemnification.  The Company shall indemnify and hold harmless each holder of the Registrable Securities to be sold pursuant to any Registration Statement hereunder and each of such holder’s officers, directors, employees, agents, partners, legal counsel and accountants, and each person, if any, who controls each of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the 1934 Act, as amended, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Registrable Securities; or (iii) any application or other document or written communication (collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the holders expressly for use in a preliminary prospectus, registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the holders of the Registrable Securities of the commencement of any litigation proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with any such registration statement or prospectus.

8.           Survival and Indemnification.

8.1           Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2           Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

8.3           Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.           Miscellaneous.

9.1           Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

9.3           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4           Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Emerald Dairy Inc.
11990 Market Street, Suite 205
Reston, VA 20190
Attn:  Shu Kaneko, Chief Financial Officer
Fax:  (678) 868-0633

With a copy to:

Blank Rome LLP
405 Lexington Ave.
New York, NY 10174
Attn: Jeffrey A. Rinde, Esq.
Fax: (212) 885-5000

If to the Investors:

To the addresses set forth on the signature pages hereto

With a copy to:

Hicks | Park LLP
824 Wilshire Boulevard
Los Angeles, California 90017
Attention: Michael du Quesnay
Fax: (213) 612-0373

9.5           Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.  Notwithstanding the foregoing, no consideration shall be offered or paid by the Company to any Investor to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the holders of the Notes and/or Warrants.

9.7           Publicity.  No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

9.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9           Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10         Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11         Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12         Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

[The remainder of this page is left blank intentionally. Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

EMERALD DAIRY INC.

By:	/s/ Yang Yong Shan
Name: Yang Yong Shan
Title: Chief Executive Officer

SECURITIES PURCHASE AGREEMENT
COUNTERPART SIGNATURE PAGE

By signing below, the undersigned agrees to the terms of the Securities Purchase Agreement and to purchase the Note and Warrants set forth below.

INVESTOR:

Principal amount of Note being purchased:	Hankey Investment Company

$250,000	By:	/s/ Don Hankey
Warrant Shares:		Name: Don Hankey
Title: Owner
76,687
Address: 4751 Wilshire Blvd. Ste. 100
Los Angeles, CA
Loan Amount:		Facsimile: (323) 692-4180
$250,000	with a copy to:

Please complete the following:

1.	The exact name that your Note and Warrants are to be registered in (this is the name that will appear on your Note and Warrant certificates). You may use a nominee name if appropriate:

2.	The relationship between the Investors and the Registered Holder listed in response to item 1 above:

3.	The mailing address and facsimile number of the Registered Holder listed in response to item 1 above (if different from above):	Facsimile:_____________________________________

4.	(For United States Investors:) The Social Security Number or Tax Identification Number of the Registered Holder listed in the response to item 1 above:

SECURITIES PURCHASE AGREEMENT
COUNTERPART SIGNATURE PAGE

By signing below, the undersigned agrees to the terms of the Securities Purchase Agreement and to purchase the Note and Warrants set forth below.

INVESTOR:

Principal amount of Note being purchased:	Hankey, LLC

$500,000	By:	/s/ Don Hankey
Warrant Shares:		Name: Don Hankey
Title: Owner
153,374
Address: 4751 Wilshire Blvd. Ste. 100
Los Angeles, CA
Loan Amount:		Facsimile: (323) 692-4180
$500,000	with a copy to:

Please complete the following:

1.	The exact name that your Note and Warrants are to be registered in (this is the name that will appear on your Note and Warrant certificates). You may use a nominee name if appropriate:

2.	The relationship between the Investors and the Registered Holder listed in response to item 1 above:

3.	The mailing address and facsimile number of the Registered Holder listed in response to item 1 above (if different from above):	Facsimile:_____________________________________

4.	(For United States Investors:) The Social Security Number or Tax Identification Number of the Registered Holder listed in the response to item 1 above:

SECURITIES PURCHASE AGREEMENT
COUNTERPART SIGNATURE PAGE

By signing below, the undersigned agrees to the terms of the Securities Purchase Agreement and to purchase the Note and Warrants set forth below.

INVESTOR:

Principal amount of Note being purchased:	Knight Insurance Company, Ltd.

$1,000,000	By:	/s/ Eric D. Jarvis
Warrant Shares:		Name: Eric D. Jarvis
Title: President
306,748
Address: c/o Knight Insurance Group
4751 Wilshire Blvd. Ste. 111
Loan Amount:		Los Angeles, CA 90010
Facsimile: (323) 692-4133
$1,000,000	with a copy to:

Please complete the following:

1.	The exact name that your Note and Warrants are to be registered in (this is the name that will appear on your Note and Warrant certificates). You may use a nominee name if appropriate:

2.	The relationship between the Investors and the Registered Holder listed in response to item 1 above:

3.	The mailing address and facsimile number of the Registered Holder listed in response to item 1 above (if different from above):	Facsimile:_____________________________________

4.	(For United States Investors:) The Social Security Number or Tax Identification Number of the Registered Holder listed in the response to item 1 above:

Schedule 1

Accredited Investor Status

Investor Name (please print):

Please initial below the items which apply to your status as an Accredited Investor.

_____________	An individual having a net worth with spouse (excluding automobiles, principal residence and furnishings) at the time of purchase, individually or jointly, in excess of $1,000,000.

_____________
An individual whose individual net income was in excess of $200,000 in each of the two most recent years, or whose joint net income with his or her spouse was in excess of $300,000 in each of those years, and who reasonably expects his individual or joint income with such investor’s spouse to reach such level in the current year.

_____________	A corporation or partnership, not formed for the specific purpose of acquiring the purchased securities, having total assets in excess of $5,000,000.

_____________	A small business investment company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958.

_____________	A self-directed benefit plan within the meaning of ERISA, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(2) of Regulations D.

_____________
A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the purchased securities, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the purchased securities).

_____________	An entity in which all of the equity owners are accredited investors.

_____________	Other (describe):